                                                                      Exhibit 11



                 THE COLUMBIA GAS SYSTEM, INC. AND SUBSIDIARIES
                Statements Re Computation of Per Share Earnings


                                                                             Three Months                   Twelve Months
                                                                                Ended                          Ended
                                                                              March 31,                       March 31,
                                                                           ----------------              ------------------
                                                                           1996          1995            1996           1995
                                                                          ------        ------          ------         -----
Computation for Statements of Consolidated
- ------------------------------------------
Income ($ in millions)
- ----------------------

Income (Loss) before extraordinary item . . . . . . . . . . . . .         151.3         128.8          (409.8)        234.8
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . .             -             -            71.6             -

- ------------------------------------------------------------------------------------------------------------------------------------

Net income (loss) . . . . . . . . . . . . . . . . . . . . . . . .         151.3         128.8          (338.2)        234.8

- ------------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) per share of common stock
 (based on average shares outstanding) ($)
Before extraordinary item . . . . . . . . . . . . . . . . . . . .          2.99          2.55           (8.09)         4.64
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . .             -             -            1.41             -

- ------------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock . . . . . . . . . . . . . . . . .          2.99          2.55           (6.68)         4.64

====================================================================================================================================
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Additional computation of average common
 shares outstanding (thousands) (NOTE)
- ------------------------------------------------------------------------------------------------------------------------------------
Average shares of common stock outstanding  . . . . . . . . . . .        50,662        50,563          50,603        50,561
Incremental common shares applicable to
 common stock based on the common stock
 daily average market price:
  Applicable to contingent stock awards . . . . . . . . . . . . .            60             -               -             2

- ------------------------------------------------------------------------------------------------------------------------------------
Average common shares as adjusted . . . . . . . . . . . . . . . .        50,722        50,563          50,603        50,563

====================================================================================================================================
Average shares of common stock outstanding  . . . . . . . . . . .        50,662        50,563          50,603        50,561
Incremental common shares applicable to
 common stock based on the more dilutive
 of the common stock ending or daily average
 market price during the year:
  Applicable to contingent stock awards . . . . . . . . . . . . .            74             -               -             2

- ------------------------------------------------------------------------------------------------------------------------------------
Average common shares assuming full dilution  . . . . . . . . . .        50,736        50,563          50,603        50,563
Earnings (Loss) per share of common stock
 as adjusted:
Before extraordinary item . . . . . . . . . . . . . . . . . . . .          2.98          2.55           (8.09)         4.64
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . .             -             -            1.41             -
- ------------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock as adjusted ($) . . . . . . . . .          2.98          2.55           (6.68)         4.64

====================================================================================================================================

Earnings (Loss) per common shares assuming full
 dilution:
Before extraordinary item . . . . . . . . . . . . . . . . . . . .          2.98          2.55           (8.09)         4.64
Extraordinary item  . . . . . . . . . . . . . . . . . . . . . . .             -             -            1.41             -
- ------------------------------------------------------------------------------------------------------------------------------------
Earnings (Loss) on common stock assuming full dilution ($)   . . .         2.98          2.55           (6.68)         4.64

====================================================================================================================================
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NOTE      These calculations are submitted in accordance with the Securities
          Exchange Act of 1934 Release No. 9083 although not required by footnote 2 to paragraph 14 of Accounting Principles Opinion No. 15 because they result in dilution of less than 3%.